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Exhibit 3.1

                                                                FILED #C16306-00
                                                                     JUL 24 2002
                                                                IN THE OFFICE OF
                                                 DEAN HELLER, SECRETARY OF STATE

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              FREEWILLPC.COM, INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, FreewillPC.com, Inc. adopts the following Amended and Restated Articles of Incorporation.

1. On May 11, 2002, the Board of Directors of the corporation approved the amendment of the corporation's Articles of Incorporation, pursuant to Section
78.385 of the Nevada Revised Statutes, as amended.

2. On May 13, 2002, upon the recommendation of the Board of Directors of the corporation, the stockholders holding a majority of the outstanding voting common stock of the corporation approved the amendment of the corporation's Articles of Incorporation.

3. Articles II, V, and VI are deleted in their entirety.

4. Article III of the Articles of Incorporation of the corporation is hereby renumbered as Article II.

5. Article IV of the Articles of Incorporation of the corporation is hereby renumbered as Article III and amended to read as follows:

                                   ARTICLE III
                                Capital Structure

         Section 1. Authorized Capital. The total number of shares of all classes which the corporation shall have authority to issue is 110,000,000, of which 10,000,000 shares shall be preferred stock, $0.01 par value per share ("Preferred Stock") and 100,000,000 shares shall be common stock, $0.001 par value per share ("Common Stock") and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

         Section 2. Preferred Stock. The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions, duly adopted by the Board of Directors, providing for such issue, the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares in any such series then outstanding.

         Section 3. Common Stock. The rights of holders of Common Stock to receive dividends or shares in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the




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         Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Stock. The holders of Common Stock shall be entitled to one vote for each share held by them of record at the time for determining the holders thereof entitled to vote.

6. Articles IV and V of the Articles of Incorporation of the corporation is hereby amended to read as follows:

                                   ARTICLE IV
                 Right of Directors to Contract with Corporation

         No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE V
                Indemnification of Officers, Directors and Others

         The Board of Directors of the corporation shall have the power to: (a) indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as presently existing or as hereafter amended; (b) authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this
         Article V; and (c) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V. The indemnification provided by this
         Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. Articles VII (first and second) of the Articles of Incorporation of the corporation are hereby deleted.

8. Article VII (third) of the Articles of Incorporation of the corporation is hereby renumbered as Article VI.




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9. Articles VIII and IX of the Articles of Incorporation of the corporation are hereby deleted.

10. Except as expressly provided in Sections 3 through 8 above, all of the provisions of the Articles of Incorporation of the corporation shall remain unchanged and in full force and effect.

11. These following articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto:

                                    ARTICLE I
                                      Name

The name of this corporation is FreewillPC.com, Inc.

                                   ARTICLE II
                                     Purpose

The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz:

         "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada."

                                   ARTICLE III
                                Capital Structure

Section 1. Authorized Capital. The total number of shares of all classes which the corporation shall have authority to issue is 110,000,000, of which 10,000,000 shares shall be preferred stock, $0.01 par value per share ("Preferred Stock") and 100,000,000 shares shall be common stock, $0.001 par value per share ("Common Stock") and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

Section 2. Preferred Stock. The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions, duly adopted by the Board of Directors, providing for such issue, the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares in any such series then outstanding.

Section 3. Common Stock. The rights of holders of Common Stock to receive dividends or shares in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Stock. The holders of Common Stock shall be entitled to one vote for each share held by them of record at the time for determining the holders thereof entitled to vote.

                                   ARTICLE IV
                 Right of Directors to Contract with Corporation

No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the corporation are directors or officers or are





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financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE V
                Indemnification of Officers, Directors and Others

The Board of Directors of the corporation shall have the power to: (a) indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as presently existing or as hereafter amended; (b) authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article V; and (c) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI
               Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 26th day of June 2002.

/s/ JAMES LEADERER
James Leaderer,
President and Chief Executive Officer